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                                                           Exhibit 5.1

                              September 10, 1996


Board of Directors
Control Devices, Inc.
228 Northeast Road
Standish, ME 04084

     RE:  Registration Statement on Form S-1 of Control Devices, Inc.

Gentlemen:

     We have acted as counsel to Control Devices, Inc. ("CDI") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1 (the "Registration Statement") which covers the registration under the Securities Act of 1933 of 2,300,000 shares of CDI's common shares, no par value (the "Registered Shares").

     We have examined such records and documents, and made such investigations of law and fact as we have deemed necessary in the circumstances. The documents we have examined include, without limitation, the form of Underwriting Agreement among CDI and the Underwriters referenced in the Registration Statement (the "Underwriting Agreement") and the form of Amended and Restated Articles of Incorporation of CDI approved by the shareholders of CDI on August 30, 1996, and being filed today as Exhibit 3.1.1 to the Registration Statement (the "Restated Articles"). For purposes of the opinion set forth below, we have assumed that the Restated Articles will be filed with the Secretary of State of Indiana on the date of the closing of the sale of the Registered Shares pursuant to the Underwriting Agreement.

     Based on the examination, investigation and assumption described above, it is our opinion that, when issued and delivered by CDI in accordance with the proposed Underwriting Agreement, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the use of our name under the caption "LEGAL MATTERS" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
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                                        Very truly yours,



                                        SOMMER & BARNARD, PC